Exhibit 99.1

January 28, 2022

Liberty Media Corporation Announces Fourth Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation’s (“Liberty Media”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, BATRA, BATRK) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2021 on Friday, February 25th at 10:00 a.m. (E.S.T.). Before the open of market trading that day, Liberty Media will issue a press release reporting such results, which can be found at https://ir.libertymedia.com/news-events/press-releases. The press release and conference call may discuss Liberty Media’s financial performance and outlook, as well as other forward looking matters.

Please call GlobalMeet at (800) 458-4121 or +1 (720) 543-0206, passcode 2857380, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Media website at https://www.libertymedia.com/investors/news-events/ir-calendarto register for the webcast. Links to the press release and replays of the call will also be available on the Liberty Media website. The conference call will be archived on the website after appropriate filings have been made with the SEC.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interests in SiriusXM and Live Nation Entertainment. The businesses and assets attributed to the Braves Group (NASDAQ: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) consist of all of Liberty Media Corporation’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1, its interest in Liberty Media Acquisition Corporation and other minority investments.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation